Exhibit 10.7

COLLATERAL AGREEMENT

dated as of April 1, 2020

among

T-MOBILE US, INC.,

T-MOBILE USA, INC.,

and THE OTHER GRANTORS referred to herein

in favor of

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Trustee

TABLE OF CONTENTS

SECTION 1. DEFINED TERMS		1
1.1.	Definitions	1
1.2.	Other Definitional Provisions	7

SECTION 2. [RESERVED]		7

SECTION 3. GRANT OF SECURITY INTEREST		7
3.1.	Security Interest	7

SECTION 4. REPRESENTATIONS AND WARRANTIES		10
4.1.	Title; No Other Liens	10
4.2.	Perfected First Priority Liens	11
4.3.	Name; Jurisdiction of Organization, etc.	11
4.4.	Investment Property and Pledged Securities	11
4.5.	Intellectual Property	12
4.6.	Commercial Tort Claims	12

SECTION 5. COVENANTS		12
5.1.	Covenants in First Priority Debt Documents	13
5.2.	Delivery of Pledged Capital Stock	13
5.3.	Maintenance of Perfected Security Interest; Further Documentation	14
5.4.	Changes in Locations, Name, Jurisdiction of Incorporation, etc.	15
5.5.	Intellectual Property	15
5.6.	Commercial Tort Claims	15

SECTION 6. REMEDIAL PROVISIONS		16
6.1.	[Reserved]	16
6.2.	Pledged Securities	16
6.3.	Proceeds to be Turned Over to Collateral Trustee	18
6.4.	Application of Proceeds	18
6.5.	Code and Other Remedies	18
6.6.	Remedies for Intellectual Property	20
6.7.	Waiver; Deficiency	21
6.8.	Governmental Approvals	21

SECTION 7. THE COLLATERAL TRUSTEE		23
7.1.	Collateral Trustee’s Appointment as Attorney-in-Fact, etc.	23
7.2.	Duty of Collateral Trustee	25
7.3.	Financing Statements; Intellectual Property Filings	25
7.4.	Authority of Collateral Trustee	26
7.5.	Concerning the Collateral Trustee	26

SECTION 8. [RESERVED]		26

SECTION 9. MISCELLANEOUS		26
9.1.	Amendments in Writing	26

9.2.	Notices	26
9.3.	No Waiver by Course of Conduct; Cumulative Remedies	27
9.4.	Enforcement Expenses; Indemnification	27
9.5.	Successors and Assigns	27
9.6.	Right of Setoff	27
9.7.	Counterparts; Integration	27
9.8.	Severability	28
9.9.	Section Headings	28
9.10.	GOVERNING LAW	28
9.11.	Jurisdiction; Consent to Service of Process	28
9.12.	WAIVER OF JURY TRIAL	29
9.13.	Acknowledgments	29
9.14.	Additional Grantors; Releases	29
9.15.	Certain Specified Collateral	30
9.16.	Successor Collateral Trustee	30
9.17.	Collateral Trust Agreement Governs	31
9.18.	Electronic Execution	31

SCHEDULES

Schedule 1	Notice Addresses of Grantors
Schedule 2	Description of Pledged Investment Property
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office
Schedule 5	Patents, Trademarks and Other Intellectual Property
Schedule 6	Commercial Tort Claims

EXHIBITS

Exhibit A	Intellectual Property Security Agreement

ANNEXES

Annex 1	Assumption Agreement

ii

COLLATERAL AGREEMENT

COLLATERAL AGREEMENT dated as of April 1, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) made by T-MOBILE US, INC., a Delaware corporation (“Parent”), T- MOBILE USA, INC., a Delaware corporation (the “Company”), and certain other subsidiaries of Parent party hereto (together with the Company, Parent and any other entity that is or may become a party hereto as provided herein, the “Grantors”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral trustee (together with its successors in such capacity, the “Collateral Trustee”) under the Collateral Trust and Intercreditor Agreement, dated as of April 1, 2020 (the “Collateral Trust Agreement”), among, inter alia, Parent, the Company, the subsidiaries of Parent party thereto, the Collateral Trustee and the various Holder Representatives.

W I T N E S E T H:

WHEREAS, pursuant to various First Priority Debt Documents, certain First Priority Secured Parties have made extensions of credit and other accommodations to the Grantors upon the terms and subject to the conditions set forth therein;

WHEREAS, Parent and the Company are members of an affiliated group of companies that includes each Grantor;

WHEREAS, Parent, the Company and the other Grantors will derive substantial direct and indirect benefit from the making of the extensions of credit and other accommodations under the First Priority Debt Documents; and

WHEREAS, it is a condition precedent to the obligation of certain First Priority Secured Parties to make their respective extensions of credit to the Company and it is otherwise a related obligation of the Grantors under certain First Priority Debt Documents, that the Grantors shall have executed and delivered this Agreement to the Collateral Trustee for the ratable benefit of the First Priority Secured Parties.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and to induce the First Priority Secured Parties to enter into their applicable respective First Priority Debt Documents, to induce the First Priority Secured Parties to make their respective extensions of credit or other accommodations under the respective First Priority Debt Documents and to otherwise satisfy the related obligations of the Grantors under certain First Priority Debt Documents, each Grantor hereby agrees with the Collateral Trustee, for the ratable benefit of the First Priority Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Collateral Trust Agreement and used herein shall have the meanings given to them in the Collateral Trust Agreement; provided that each term defined in the New York UCC and not defined in this Agreement shall have the meaning specified in the New York UCC.

(b) The following terms shall have the following meanings:

“After-Acquired Intellectual Property”: as defined in Section 5.5.

“Agreement”: as defined in the preamble hereto.

“Applicable Date”: means with respect to any Grantor, (i) the date of this Agreement if such Grantor is a party hereto on the Effective Date, (ii) the date on which an Assumption Agreement is executed and delivered by such Grantor if such Grantor is not a party hereto on the Effective Date, and (iii) with respect to a schedule to this Agreement that is amended or updated by a Grantor after the Effective Date pursuant to any First Priority Debt Document or otherwise from time to time, the date on which such Grantor provides such amendments or updates.

“Assumption Agreement”: an Assumption Agreement in the form of Annex 1 hereto.

“Capital Stock”:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of an exempted company, shares;

(d) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents”:

(a) United States dollars, pounds sterling, euros, Canadian dollars, Swiss francs, the national currency of any member state of the European Union or any other foreign currencies held by the Company and the Grantors from time to time in the ordinary course of business;

(b) securities issued or directly and fully guaranteed or insured by the government of the United States of America, Canada, the United Kingdom, Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada, the United Kingdom, Switzerland or the relevant member state of the European Union, as the case may be, is pledged in support of those securities) having maturities of not more than two years from the date of acquisition;

(c) demand deposits, certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million, in the case of U.S. banks, and $100.0 million (or the foreign currency equivalent thereof), in the case of non-U.S. banks;

(d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e) commercial paper having one of the two highest ratings obtainable from a Rating Agency at the date of acquisition and, in each case, maturing within one year after the date of acquisition;

(f) securities issued and fully guaranteed by any state, commonwealth or territory of the United States, Canada, any country that is a member of the European Union, the United Kingdom or Switzerland or by any political subdivision or agency or instrumentality of the foregoing, rated at least “A” (or the equivalent thereof) by a Rating Agency at the date of acquisition and having maturities of not more than two years after the date of acquisition;

(g) auction rate securities rated at least “AA-” or “Aa3” (or the equivalent thereof) by a Rating Agency at the time of purchase and with reset dates of one year or less from the time of purchase;

(h) investments, classified in accordance with GAAP as current assets of the Company or any Grantor, in money market funds, mutual funds or investment programs registered under the Investment Company Act of 1940, at least 90% of the portfolios of which constitute investments of the character, quality and maturity described in clauses (a) through (g) of this definition;

(i) any substantially similar investment to the kinds described in clauses (a) through (g) of this definition rated at least “P-2” by Moody’s or “A-2” by S&P or the equivalent thereof; and

(j) deposits or payments made to the FCC in connection with the auction or licensing of Governmental Authorizations that are fully refundable.

“Collateral”: as defined in Section 3.1(a).

“Collateral Account”: any collateral deposit account established by the Collateral Trustee to hold cash pending application to the First Priority Secured Obligations in accordance with the terms hereof.

“Collateral Trust Agreement”: as defined in the preamble hereto.

“Collateral Trustee”: as defined in the preamble hereto.

“Company”: as defined in the preamble hereto.

“Discharge of Obligations”: the payment and performance in full (as such phrase is defined in the Collateral Trust Agreement) of the First Priority Secured Obligations.

“Electronic Signature”: any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Excluded Assets”: shall mean all Excluded Assets (as such term is defined in the Initial Syndicated Credit Agreement); provided that, solely with respect to holders of the applicable Specified First Priority Secured Obligations, Specified Collateral that would otherwise constitute an Excluded Asset shall not be deemed an Excluded Asset.

“FCC”: the United States Federal Communications Commission and any successor agency that is responsible for regulating the United States telecommunications industry

“FCC Licenses”: all licenses or permits now or hereafter issued by the FCC.

“Governmental Authority”: any nation or government, any state, province, territory or other political subdivision thereof and any other agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization”: any permit, license, authorization, plan, directive, consent, permission, consent order or consent decree of or from any Governmental Authority, including but not limited to FCC Licenses.

“Grantors”: as defined in the preamble hereto.

“Infringement”: infringement, misappropriation, dilution or other impairment or violation, and “Infringe” shall have a correlative meaning.

“Initial Syndicated Credit Agreement” shall mean that certain Credit Agreement, dated as of April 1, 2020 (as amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time), among the Company, the banks and financial institutions from time to time party thereto as lenders and issuing banks, and Deutsche Bank AG New York Branch, as administrative agent, and the other agents and parties named therein.

“Intellectual Property”: the collective reference to all rights relating to the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.

“Intellectual Property Security Agreement”: an agreement substantially in the form of Exhibit A hereto.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities; provided that the term “Investment Property” shall not at any time include Excluded Assets.

“Issuers”: the collective reference to each issuer of any Pledged Capital Stock.

“Material Adverse Effect”: a material adverse effect on (a) the business, financial condition, assets or results of operations, in each case, of the Grantors, taken as a whole, (b) the ability of the Grantors, taken as a whole, to perform their payment obligations under the First Priority Debt Documents or (c) the rights and remedies of the Collateral Trustee and the Administrative Agent and the Secured Parties, taken as a whole, under any First Priority Debt Document.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Parent Collateral”: as defined in Section 3.

“Parent”: as defined in the preamble hereto.

“Parent Collateral”: as defined in Section 3.

“Parent Entity” means Parent and any Parent Only Subsidiary.

“Parent Only Subsidiary”: Any Subsidiary of Parent that is (x) not a Subsidiary of the Company or any other Grantor and (y) directly or indirectly owns Capital Stock of the Company.

“Patent License”: all written agreements naming any Grantor as licensor or licensee, providing for the granting by or to any Grantor of any right in or to a Patent.

“Patents”: (i) all patents of the United States, all reexaminations, reissues, and extensions thereof, (ii) all applications for patents of the United States and all divisionals, continuations and continuations-in-part thereof and (iii) all rights to obtain any reissues or extensions of the foregoing in the United States.

“Permitted Liens”: Liens that are not prohibited by the Initial Syndicated Credit Agreement or any other First Priority Debt Document.

“Person”: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledged Capital Stock”: all shares or other equity interests constituting Capital Stock now owned or hereafter acquired by (i) any Parent Entity in the Borrower or (ii) any other Grantor in any Subsidiary of such Grantor, including in each case all shares of Capital Stock described on Schedule 2 (as such schedule may be amended from time to time), and the certificates, if any, representing such Capital Stock and any interest of such Grantor in the entries on the books of the Issuer of such Capital Stock and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock and any other warrant, right or option to acquire any of the foregoing; provided that the Pledged Capital Stock shall not include any Excluded Asset.

“Pledged Debt Securities”: all debt securities now owned or hereafter acquired by any Grantor (other than any Parent Entity), including the debt securities listed on Schedule 2 (as such schedule may be amended from time to time), provided that the Pledged Debt Securities shall not include any Excluded Asset.

“Pledged Notes”: all promissory notes and other evidences of Indebtedness (as defined in the Initial Syndicated Credit Agreement) that constitute Instruments now owned or hereafter acquired by any Grantor (other than any Parent Entity), including those listed on Schedule 2 (as such schedule may be amended from time to time), provided that the Pledged Notes shall not include any Excluded Asset.

“Pledged Securities”: the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Capital Stock.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Pledged Securities and Investment Property, collections thereon or distributions or payments with respect thereto.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“Registered Intellectual Property”: as defined in Section 4.5(a).

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation, official administrative pronouncement, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Specified Collateral”: as defined in Section 9.15.

“Trademark License”: any written agreement naming any Grantor as licensor or licensee providing for the granting by or to any Grantor of any right in or to any Trademark.

“Trademarks” means (i) all trademarks, trade names, domain names, service marks or logos, trade dress, and all goodwill associated therewith, now existing or hereafter adopted or acquired, that have been registered or are the subject of an application to register filed in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof and (ii) the right to obtain all renewals of any of the foregoing.

“Trade Secrets”: all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, formulae, parts, diagrams, drawings, specifications, blue prints, lists of materials, and production manuals, in each case, that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, or (c) otherwise protected as a “trade secret” under applicable law.

“Trade Secret License”: any written agreement naming any Grantor as licensor or licensee, providing for the granting by or to any Grantor of any right in or to any Trade Secret.

“Uniform Commercial Code” or “UCC”: the New York UCC or, where the context requires, the Uniform Commercial Code or any equivalent statute of any other relevant jurisdiction.

“United States” and “US”: the United States of America.

1.2. Other Definitional Provisions. (a) Except as otherwise expressly set forth herein, the rules of construction specified in Sections 1.1(c) through (h) of the Collateral Trust Agreement also apply to this Agreement.

(b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. [RESERVED]

SECTION 3. GRANT OF SECURITY INTEREST

3.1. Security Interest

(a) Subject to Sections 3.1(c) and 3.1(d), Parent and any Parent Only Subsidiary hereby grants to the Collateral Trustee, for the benefit of the First Priority Secured Parties, a security interest in, all of Parent’s or such Parent Only Subsidiary’s right, title and interest in and to all the following property, in each case, wherever located and whether now owned or at any time hereafter acquired by Parent or such Parent Only Subsidiary or in which Parent or such Parent Only Subsidiary now has or at any time in the future may acquire any right, title or interest (the “Parent Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the First Priority Secured Obligations of Parent or such Parent Only Subsidiary:

(i) all Pledged Capital Stock;

(ii) all books, records, ledger cards, files, correspondence and similar items that at any time evidence or contain information relating to any of the Parent Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(iii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

(b) Subject to Sections 3.1(c) and 3.1(d), each Grantor (other than any Parent Entity) hereby grants to the Collateral Trustee as collateral, for the benefit of the First Priority Secured Parties, a security interest in, all of such Grantor’s right, title and interest in and to all of the following property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, but subject to Section 3.1(c), the “Non-Parent Collateral” and, together with the Parent Collateral, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s First Priority Secured Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all Fixtures and other Goods;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Intellectual Property;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Pledged Securities;

(xii) all Deposit Accounts;

(xiii) all Supporting Obligations;

(xiv) all Letter of Credit Rights;

(xv) all Commercial Tort Claims listed on Schedule 6 (as such schedule may be amended or supplemented from time to time, including pursuant to Section 5.6);

(xvi) without limiting the generality of the foregoing, all rights of such Grantor under or relating to any FCC Licenses held by such Grantor and the proceeds of any FCC Licenses;

(xvii) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Non-Parent Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xviii) to the extent not otherwise included, all other personal property of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(c) Notwithstanding anything to the contrary in this Agreement or any other First Priority Debt Document, this Agreement shall not constitute a grant of a security interest in any Excluded Assets and none of the Excluded Assets shall constitute Collateral (or Pledged Capital Stock or any other component definition of the Collateral); provided, however, that a security interest shall immediately be granted to the Collateral Trustee (for the benefit of the First Priority Secured Parties) and attach to, and Collateral shall immediately include, any asset (or portion thereof) upon such asset (or portion thereof) ceasing to be an Excluded Asset. Without limitation, with respect to the rights of any Grantor (other than any Parent Entity) under or relating to FCC Licenses, such security interest does not include at any time any portion of any FCC Licenses to the extent (but only to the extent) that at such time the Collateral Trustee may not validly possess a security interest in such portion (including pursuant to the Communications Act of 1934, as amended, as in effect at such time), but such security interest does include, to the maximum extent permitted by law, the economic value of the FCC Licenses, all rights incident or appurtenant to such FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such FCC Licenses.

(d) Notwithstanding anything to the contrary in this Agreement or any other First Priority Debt Document, none of the Grantors shall be required pursuant to this Agreement or any other First Priority Debt Document to:

(i) perfect any pledges, security interests and mortgages in the Collateral by any means other than (A)(1) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or similar central filing office) of the relevant State in which such Grantor is organized, and (2) filings in the U.S. Patent and Trademark Office with respect to Registered Intellectual Property as expressly required in the First Priority Security Documents or (B) delivery to the Collateral Trustee (or its agent or bailee pursuant to the terms of the Collateral Trust Agreement or any other Intercreditor Agreement) of all certificates evidencing Collateral consisting of Capital Stock to be held in its possession, in each case as and to the extent expressly required by the First Priority Security Documents or any other First Priority Debt Documents or (C) as specified in Section 5.6;

(ii) (A) deliver deposit or securities account control agreements or lockbox or similar arrangements, (B) otherwise deliver perfection by “control” (within the meaning of the UCC) (including with respect to deposit accounts, securities accounts and commodities accounts), other than as described in clause (i)(B) above or (C) send notices to account debtors or other contractual third parties unless an Event of Default has occurred and is continuing;

(iii) take any actions outside of the United States with respect to any assets located outside of the United States; or

(iv) take any actions in any jurisdiction other than the United States (or any political subdivision thereof) in connection with pledging Collateral or enter into any collateral documents governed by the laws of any country (or any political subdivision thereof) other than the United States (or any political subdivision thereof).

(e) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all of its obligations in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any other First Priority Secured Party, (ii) each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Trustee and the other First Priority Secured Parties from and against any and all liability for performance under each contract, agreement or instrument relating to the Collateral unless resulting from the gross negligence or willful misconduct of such Person, (iii) each Grantor shall remain liable under each of its agreements included in the Collateral, and shall perform all of its obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any other First Priority Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto, nor shall the Collateral Trustee nor any other First Priority Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iv) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the First Priority Secured Parties to enter into their applicable respective First Priority Debt Documents and to induce the First Priority Secured Parties to make their respective extensions of credit or other accommodations thereunder, each Grantor hereby, jointly and severally, represents and warrants to the First Priority Secured Parties (other than any Parent Entity, which represents and warrants to each First Priority Secured Party solely with respect to itself and the Parent Collateral, and solely as set forth in Sections 4.1, 4.2, 4.3, and 4.4) that:

4.1. Title; No Other Liens. Except as disclosed on Schedule 3.8 to the Initial Syndicated Credit Agreement, as of the Effective Date, such Grantor has good title to, or a valid leasehold interest in, all real property and other Property that is Collateral and that is material to the conduct of its business except where the failure to have such title or interests would not reasonably be expected to have a Material Adverse Effect. None of the Collateral is subject to any Lien except Permitted Liens.

4.2. Perfected First Priority Liens. In each case subject to Section 9.16, the security interests granted pursuant to this Agreement constitute legal, valid, binding and enforceable and, subject to any Permitted Liens, first lien security interests in all of the Collateral in favor of the Collateral Trustee, for the benefit of the First Priority Secured Parties, as collateral security for the First Priority Secured Obligations, enforceable against each applicable Grantor in accordance with the terms hereof, except as enforceability may be limited by applicable Bankruptcy Laws and by general equitable principles (whether enforcement is sought in proceedings in equity or at law) and, other than with respect to Collateral a security interest in which cannot be perfected by taking the actions specified in Section 3.1(d)(i), as of the most recent Applicable Date, when financing statements in appropriate form are filed in the appropriate filing offices, Intellectual Property Security Agreements are filed in the United States Patent and Trademark Office and such other actions as specified on Schedule 3 (as such schedule may be amended from time to time) have been completed and upon the payment of all filing fees, will be perfected and are prior to the Liens on the Collateral of any other Person (except for Permitted Liens).

4.3. Name; Jurisdiction of Organization, etc. As of the most recent Applicable Date, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4 (as such schedule may be amended from time to time). Except as specified on Schedule 4 (as such schedule may be amended from time to time), no Grantor has changed its name (or used any other name on any filings with the Internal Revenue Service), jurisdiction of organization, chief executive office or principal place of business (as the case may be) within the five year period immediately prior to the Applicable Date.

4.4. Investment Property and Pledged Securities. (a) Such Grantor is the record and beneficial owner of all Pledged Capital Stock pledged by it hereunder, and such Grantor has good title to all such Pledged Capital Stock (except for such failure to have good title as would not conflict with Section 3.8 of the Initial Syndicated Credit Agreement and any corresponding provisions of the other First Priority Debt Documents) pledged by it hereunder, free of any and all Liens, except Permitted Liens.

(a) Schedule 2 (as such schedule may be amended from time to time) sets forth as of the most recent Applicable Date with respect to such Grantor under the heading “Pledged Capital Stock” all of the Pledged Capital Stock owned by such Grantor, and such Pledged Capital Stock as of such Applicable Date constitutes the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective Issuers thereof indicated on such schedule. Schedule 2 (as such schedule may be amended from time to time) sets forth as of the most recent Applicable Date with respect to each Grantor under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes owned by any Grantor.

(b) The shares of Pledged Capital Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer of Capital Stock included in the Collateral owned by such Grantor. All the shares of the Pledged Capital Stock issued by any Issuer have been duly and validly authorized and issued and are fully paid and non-assessable.

(c) Each Grantor (i) as of the most recent Applicable Date, is and, subject to any transfers made in compliance with the First Priority Debt Documents, will continue to be the direct owner, beneficially and of record, of the Pledged Capital Stock indicated on Schedule 2 (as such schedule may be amended from time to time) as owned by such Grantor and (ii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Capital Stock, except in each case as permitted by the First Priority Debt Documents.

(d) Except for restrictions and limitations imposed by the First Priority Debt Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the First Priority Debt Documents, the shares of Pledged Capital Stock are and will continue to be freely transferable and assignable, and as of the most recent Applicable Date, none of the Pledged Capital Stock is or will be subject to outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments that might materially prohibit, impair, delay or otherwise affect the sale or disposition thereof pursuant hereto or the exercise by the Collateral Trustee of rights and remedies hereunder.

4.5. Intellectual Property. (a) Schedule 5 (as such schedule may be amended from time to time) lists as of the most recent Applicable Date all issued Patents and pending Patent applications of any Grantor with the United States Patent and Trademark Office, and all registered Trademarks and pending Trademark applications of any Grantor with the United States Patent and Trademark Office (collectively, “Registered Intellectual Property”).

(b) Except as disclosed in Schedule 3.9 to the Initial Syndicated Credit Agreement, each Grantor owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other Intellectual Property necessary to its business, and, to the extent the Grantor holds title to such Intellectual Property, the use thereof by such Grantor does not infringe upon the rights of any other Person, except for any such failure to own, be licensed or infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

4.6. Commercial Tort Claims. Schedule 6 (as such schedule may be amended from time to time) lists, as of the most recent Applicable Date, each Commercial Tort Claim owned by any Grantor (other than any Parent Entity) that, in the reasonable determination of the Company, is estimated to be in excess of $70,000,000.

SECTION 5. COVENANTS

Each Grantor covenants and agrees (other than any Parent Entity, which covenants and agrees solely with respect to the Parent Collateral, and solely as set forth in Sections 5.2, 5.3 and 5.4) for the benefit of the First Priority Secured Parties that, until the Discharge of Obligations, in each case subject to the requirements of the Collateral Trust Agreement and any other intercreditor arrangements entered into pursuant to this Agreement and the First Priority Debt Documents:

5.1. Covenants in First Priority Debt Documents. Such Grantor shall comply with the covenants in the First Priority Debt Documents pertaining to actions to be taken, or not taken, by such Grantor in respect of its portion of the Collateral (it being understood that nothing in this Section 5.1 shall require any Grantor to take, or forbear from taking, any action with respect to any Excluded Assets or any other action described in Section 3.1(d)).

5.2. Delivery of Pledged Capital Stock.

(a) If any of the Collateral consisting of Capital Stock of any Issuer is or shall become evidenced or represented by any certificate, such certificate shall be delivered to the Collateral Trustee (i) except as otherwise provided in Section 5.14 of the Initial Syndicated Credit Agreement, on the Effective Date in the case of the Capital Stock of any such Collateral owned by a Grantor on the Effective Date or (ii) in the case of any Capital Stock that is acquired or becomes evidenced or represented by a certificate after the Effective Date, no later than the next date of delivery of financials statements pursuant to Section 5.1(a) or (b) of the Initial Syndicated Credit Agreement covering a period that includes the date of such acquisition or the date on which such Capital Stock becomes so evidenced or represented (or if the Initial Syndicated Credit Agreement is no longer in effect, within 45 days (or, in the case of the fourth fiscal quarter of any fiscal year, 90 days) after the end of the fiscal quarter that includes the date of such acquisition or the date on which such Capital Stock becomes so evidenced or represented) (or such later date as the Controlling Party may agree in its reasonable discretion), in each case accompanied by undated stock powers or other instruments of transfer duly executed by the applicable Grantor in blank in a manner and form reasonably satisfactory to the Collateral Trustee, to be held as Collateral pursuant to this Agreement.

(b) Each Grantor acknowledges and agrees that, to the extent an interest in any limited liability company or limited partnership that is an Issuer and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated, which certificate shall be delivered to the Collateral Trustee in accordance with Section 5.2(a). Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership that is an Issuer and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Collateral Trustee of such election and such interest is thereafter represented by a certificate that is delivered to the Collateral Trustee (x) on the Effective Date (in the case of any such certificate owned by a Grantor on the Effective Date), (y) if such Collateral is acquired after the Effective Date (in the case of any other such Collateral) no later than the next date of delivery of financials statements pursuant to Section 5.1(a) or (b) of the Initial Syndicated Credit Agreement covering a period that includes the date of such acquisition of such Collateral (or if the Initial Syndicated Credit Agreement is no longer in effect, within 45 days (or, in the case of the fourth fiscal quarter of any fiscal year, 90 days) after the end of the fiscal quarter that includes the date of such acquisition of such Collateral) (or such later date as the Controlling Party may agree in its reasonable discretion) or (z) if such interest becomes represented by a certificate after the Effective Date (in the case Grantor elects to have such interest certificated after the dates specified in clause (x) or (y), as applicable) no later than the next date of delivery of financials statements pursuant to Section 5.1(a) or (b) of the Initial Syndicated Credit Agreement covering a period that includes the date on which such Collateral becomes so represented (or if the Initial Syndicated Credit Agreement is no longer in effect, within 45 days (or, in the case of the fourth fiscal quarter of any fiscal year, 90 days) after the end of the fiscal quarter that includes the date on which such Collateral becomes so represented) (or such later date as the Controlling Party may agree in its reasonable discretion), in each case pursuant to the terms hereof.

(c) Each Grantor which is either an Issuer or an owner of any Pledged Capital Stock hereby (A) consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Trustee, (B) agrees to be bound by the terms of this Agreement relating to the Pledged Capital Stock issued by it and to comply with such terms insofar as such terms are applicable to it, (C) agrees to comply with instructions of the Collateral Trustee with respect to the applicable Pledged Capital Stock without further consent by the applicable Grantor following the occurrence and during the continuance of an Event of Default and (D) agrees to the transfer of any Pledged Capital Stock to the Collateral Trustee or its nominee following the occurrence and during the continuance of an Event of Default and, if an Event of Default has occurred and is continuing, to the substitution of the Collateral Trustee or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Capital Stock that are included in the Collateral.

(d) Each delivery of shares of Pledged Capital Stock shall be accompanied by a schedule describing the applicable securities, which schedule shall be deemed attached hereto as part of Schedule 2 (as such schedule may be amended from time to time); provided that failure to attach any such schedule shall not affect the validity of the pledge of such Pledged Capital Stock. Each schedule so delivered shall supplement any prior schedules so delivered.

5.3. Maintenance of Perfected Security Interest; Further Documentation. (a) Subject to the provisions of Sections 3.1(c) and 3.1(d) hereof, and provided that in no event shall any Grantor be required to deliver Pledged Securities not required to be delivered pursuant to Section 5.2 hereof, such Grantor shall maintain the security interest created by this Agreement on the Collateral as a perfected security interest having at least the priority described in Section 4.2 hereof until the Collateral is released from such security interest pursuant to the terms of the Collateral Trust Agreement or by operation of law and shall cause such Collateral to remain free of Liens other than Permitted Liens.

(b) Subject to the provisions of Sections 3.1(c) and 3.1(d) hereof, at any time and from time to time, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as any First Priority Agent may reasonably request (or, if there is no First Priority Agent that is the agent in respect of any loan agreement, as is necessary or desirable or that a Holder Representative may reasonably request) to better assure, preserve, protect and perfect the security interests granted hereby, the full benefits of this Agreement and the rights and powers herein granted, including (i) the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting and perfecting of the security interests and (ii) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction within the United States with respect to the security interests created hereby. Each Grantor will provide to the Collateral Trustee from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Trustee as to the perfection (to the extent required by this Agreement) and priority of the Lien created or intended to be created pursuant to this Agreement.

5.4. Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor will not (i) change its jurisdiction of organization, the location of its chief executive office or the sole place of business from that referred to on Schedule 4 (as such schedule may be amended from time to time), (ii) change its name or (iii) change its type of organization, in each case unless such Grantor shall deliver to the Collateral Trustee and any First Priority Agent, on or before the date that is thirty (30) days (or such longer period as may be reasonably agreed to by the Controlling Party) following such event or occurrence, (i) written notice thereof and (ii) all additional financing statements and any other documents reasonably requested to maintain the validity, perfection and priority of the security interests in the Collateral provided for herein, subject to the provisions of Sections 3.1(c) and 3.1(d) hereof.

5.5. Intellectual Property. Each Grantor (other than any Parent Entity) agrees that, should it after the Effective Date acquire or file an application for the registration of any Registered Intellectual Property included in the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property shall automatically become part of the Intellectual Property Collateral (except where it would be an Excluded Asset), and (iii) no later than the next date of delivery of financial statements pursuant to Section 5.1(a) of the Initial Syndicated Credit Agreement thereafter covering a period that includes the date on which such After-Acquired Intellectual Property is acquired or such application is filed, as the case may be (or if the Initial Syndicated Credit Agreement is no longer in effect, 90 days after the end of the fiscal year that includes the date on which such After-Acquired Intellectual Property is acquired or licensed or such application is filed, as the case may be) (or such later date as the Controlling Party may agree in its reasonable discretion), such Grantor shall (A) report such acquisition or filing to the Collateral Trustee and any First Priority Agent and (B) subject to Sections 3.1(c) and 3.1(d) hereof, execute and deliver, and have recorded with the United States Patent and Trademark Office, an Intellectual Property Security Agreement (or an amendment to any previously executed and filed Intellectual Property Security Agreement) with respect to such After-Acquired Intellectual Property, and any and all other agreements, instruments, documents, and papers as any First Priority Agent may reasonably request (or, if there is no First Priority Agent that is the agent in respect of any loan agreement, as is necessary or desirable or that a Holder Representative may reasonably request) to evidence the First Priority Secured Parties’ security interest in any such After-Acquired Intellectual Property.

5.6. Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with an estimated value (in the reasonable determination of the Company) in excess of $70,000,000, such Grantor shall (a) on the Effective Date (in the case of any such interest in any Commercial Tort Claims owned by such Grantor on the Effective Date) or (b) promptly and in any event no later than the next date of delivery of financial statements pursuant to Section 5.1(a) or (b) of the Initial Syndicated Credit Agreement thereafter covering a period that includes the date of acquisition or creation of such Collateral (in the case of any other such interest in any Commercial Tort Claims) (or, if the Initial Syndicated Credit Agreement is no longer in effect, at the end of the first fiscal quarter that includes the date of acquisition or creation of such Collateral) (or such later date as the Controlling Party may agree in its reasonable discretion) sign and deliver a supplement to Schedule 6, reasonably identifying such new Commercial Tort Claim.

SECTION 6. REMEDIAL PROVISIONS

6.1. [Reserved].

6.2. Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Trustee shall have given written notice to the relevant Grantor of the Collateral Trustee’s intent to exercise its corresponding rights pursuant to Section 6.2(b) (which notice shall be deemed to have been given immediately upon the occurrence of an “Event of Default” or similar term under Section 7.1(g) or (h) of the Initial Syndicated Credit Agreement or the corresponding provisions of any First Priority Debt Document, as applicable), each Grantor shall be permitted to (i) receive all dividends, interest, principal or other payments or distributions paid or made in respect of the Pledged Securities, to the extent not prohibited by the First Priority Debt Documents; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Capital Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by such Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held for the ratable benefit of the First Priority Secured Parties and shall (subject to Section 3.1(d)) be forthwith delivered to the Collateral Trustee in the same form as so received (with any necessary endorsement or instrument of assignment), and (ii) exercise all voting and corporate or other ownership rights with respect to the Pledged Securities; provided, however, that no Grantor shall in any event exercise such rights in any manner that would reasonably be expected to have a Material Adverse Effect. Unless an Event of Default shall have occurred and be continuing, the Collateral Trustee shall, upon written request of the relevant Grantor and at the relevant Grantor’s sole cost and expense, execute and deliver (or cause to be executed and delivered) to such Grantor all proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to this Section 6.2.

(b) If an Event of Default shall occur and be continuing and the Collateral Trustee shall have given written notice to the relevant Grantor or Grantors of the Collateral Trustee’s intent to execute its rights pursuant to this Section 6.2(b) (which notice shall be deemed to have been given immediately upon the occurrence of an “Event of Default” or similar term under Section 7.1(g) or (h) of the Initial Syndicated Credit Agreement or the corresponding provisions of any First Priority Debt Document, as applicable): (i) the Collateral Trustee shall have the right to receive any and all dividends, interest, principal or other payments or distributions paid in respect to the Pledged Securities included in the Collateral and hold the proceeds thereof in the Collateral Account or make application thereof to the First Priority Secured Obligations in accordance with Section 6.4, (ii) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Trustee which shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (iii) the Collateral Trustee shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property included in the Collateral to its name or the name of its nominee or agent or the name of the applicable Grantor, endorsed or assigned in blank in favor of the Collateral Trustee, and each Grantor will, upon request, promptly give to the Collateral Trustee copies of any notices or other communications received by it with respect to Pledged Securities included in the Collateral registered in the name of such Grantor. In addition, if an Event of Default has occurred and is continuing, the Collateral Trustee shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property included in the Collateral for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder if an Event of Default has occurred and is continuing and notices have been provided in accordance with this Section 6.2, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth herein. All dividends, interest, principal or other payments or distributions received by any Grantor contrary to the provisions of this Section 6.2(b) shall be held for the benefit of the Collateral Trustee, on behalf of the First Priority Secured Parties, shall be segregated from other property or funds of such Grantor and shall be promptly delivered to the Collateral Trustee promptly following demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Trustee).

(c) Any notice given by the Collateral Trustee to the Company or any other Grantor under this Section 6.2 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a) or (b) of this Section 6.2 in part without suspending all such rights (as specified by the Collateral Trustee) and without waiving or otherwise affecting the Collateral Trustee’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

(d) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Trustee in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Trustee.

6.3. Proceeds to be Turned Over to Collateral Trustee. Subject to the Collateral Trust Agreement, if an Event of Default shall occur and be continuing, at the written request of the Controlling Party or upon the commencement of any Collateral Enforcement Action permitted under the Collateral Trust Agreement, all Proceeds of Collateral received by any Grantor consisting of cash, Cash Equivalents and checks shall be held by such Grantor for the First Priority Secured Parties segregated from other funds of such Grantor, and shall forthwith upon receipt by such Grantor, be turned over to the Collateral Trustee in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Trustee, if reasonably required). All such Proceeds of Collateral received by the Collateral Trustee under this Section 6.3 shall be held by the Collateral Trustee in the Collateral Account. All such Proceeds while held by the Collateral Trustee in a Collateral Account (or by such Grantor for the First Priority Secured Parties) shall continue to be held as collateral security for all the First Priority Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.

6.4. Application of Proceeds. The Collateral Trustee shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the First Priority Secured Obligations at the times and in the manner set forth in the Collateral Trust Agreement.

6.5. Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, each Grantor agrees to deliver each item of Collateral to the Collateral Trustee promptly after demand therefor, and it is agreed that the Collateral Trustee, on behalf of the First Priority Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the First Priority Secured Obligations, all rights and remedies of a secured party under the New York UCC or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Section 6.5 or otherwise required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses (other than the defense of payment or performance of the Discharge of Obligations), advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Grantor of any cash collateral arising in respect of the Collateral on such terms as the Collateral Trustee deems reasonable, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver, or acquire by credit bid (either directly or through one or more acquisition vehicles) on behalf of the First Priority Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any First Priority Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, it being understood that any sale pursuant to the provisions of this Section 6.5 shall be deemed to conform to the commercially reasonable standards under the UCC with respect to any disposition of Collateral. Each First Priority Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. To the fullest extent permitted by applicable law, each purchaser at any such sale shall hold the property sold to it absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Trustee may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In the event of a foreclosure by the Collateral Trustee on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Trustee or any First Priority Secured Party or any designee thereof (either directly or through one or more acquisition vehicles) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Trustee shall be entitled to, subject to the terms of the Collateral Trust Agreement, as agent for and representative of the First Priority Secured Parties (but not any First Priority Secured Party or First Priority Secured Parties in its or their respective individual capacities unless the Majority First Priority Secured Parties shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the First Priority Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee on behalf of the First Priority Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof and the Collateral Trustee shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Trustee shall have entered into such an agreement all Event of Defaults shall have been remedied and the First Priority Secured Obligations paid in full. Each Grantor further agrees, at the Collateral Trustee’s reasonable request, if an Event of Default has occurred and is continuing, to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere.

(b) The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable costs and expenses of the Collateral Trustee of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the First Priority Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the First Priority Secured Obligations in accordance with Section 6.4 and only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including Section 9- 615(a) of the New York UCC, need the Collateral Trustee account for the surplus, if any, to any Grantor. If the Collateral Trustee sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Trustee and applied to Indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Trustee may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any First Priority Secured Party arising out of the exercise by them of any rights hereunder.

(c) In view of the position of the Grantors in relation to the Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Grantor understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Collateral Trustee if the Collateral Trustee were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Trustee in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Trustee may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Trustee, in its discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale; provided that the Collateral Trustee is acting in accordance with the Securities Laws. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Trustee shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Collateral Trustee, in its discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.

6.6. Remedies for Intellectual Property. (a) Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Trustee shall have the right to take any of or all of the following actions at the same or different times with respect to any Collateral consisting of Intellectual Property, on demand, to cause the security interest granted hereunder to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor (other than any Parent Entity) to the Collateral Trustee, for the benefit of the First Priority Secured Parties, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral on such terms and conditions and in such manner as the Collateral Trustee shall determine; provided, however, that any such actions will be subject to any and all contractual terms governing the assignment, transfer, conveyance, licensing or sublicensing of such Collateral (including but not limited to the obtaining of consents and waivers).

(b) For the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Agreement at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor (other than any Parent Entity) hereby grants to the Collateral Trustee an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that such license shall automatically terminate upon the Discharge of Obligations. The use of such license by the Collateral Trustee may be exercised only upon the occurrence and during the continuance of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Trustee in accordance herewith shall be binding upon each Grantor (other than any Parent Entity) notwithstanding any subsequent cure of an Event of Default. Any license granted herein by a Grantor to or under any of its Trademarks is subject to Grantor’s right to exercise reasonably sufficient quality control to avoid invalidation or abandonment of any such Trademark, and in the event the Collateral Trustee grants any licenses to any such Trademark pursuant to this Section, the Collateral Trustee or a Grantor must have the right under such license to exercise such quality control.

6.7. Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its First Priority Secured Obligations and the fees and disbursements of any attorneys employed by any First Priority Secured Party to collect such deficiency.

6.8. Governmental Approvals.

(a) Notwithstanding anything herein to the contrary, this Agreement, the other First Priority Debt Documents and the transactions contemplated hereby and thereby, prior to the exercise of any rights and remedies provided in this Agreement or the other First Priority Debt Documents, including voting the Pledged Securities or a foreclosure of the security interest granted under this Agreement, except to the extent not prohibited by applicable Requirement of Law, (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Company or any Subsidiary of the Company by the Collateral Trustee or the First Priority Secured Parties, or control, affirmative or negative, director indirect, by the Collateral Trustee or the First Priority Secured Parties over the management or any other aspect of the operation of the Company or any Subsidiary of the Company, which ownership and control remains exclusively and at all times in the Company and such Subsidiary, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any Governmental Authorization at any time issued to the Company or any Subsidiary of the Company, or the transfer of control of the Company or any Subsidiary of the Company, including within the meaning of Section 310(d) of the Communications Act of 1934, as amended.

(b) Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Pledged Securities, as provided herein, or any other action taken or proposed to be taken by the Collateral Trustee hereunder which would affect the operational, voting or other control of the Company or any Subsidiary of the Company, shall be in accordance with applicable Requirements of Law.

(c) Notwithstanding anything to the contrary contained in this Agreement or in any other First Priority Debt Document, the Collateral Trustee shall not, without first obtaining the approval of the FCC or any other applicable Governmental Authority, take any action pursuant to this Agreement which would constitute or result in, or be deemed to constitute or result in, any assignment of any Governmental Authorization, including any FCC License, or any change of control of the Company or any Subsidiary of the Company, if such assignment or change in control would require, under then existing Requirements of Law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC or such other Governmental Authority.

(d) If the First Priority Agent or any other Holder Representative reasonably determines that the consent or approval of the FCC or any other Governmental Authority is required in connection with any of the actions which may be taken by the Collateral Trustee in the exercise of its rights under this Agreement or any of the other First Priority Debt Documents during the continuance of an Event of Default, then the Company, at its sole cost and expense, shall file or cause to be filed such applications for approval and shall take such other actions, in each case, as reasonably requested by the Controlling Party to obtain such consents or approvals, shall use its commercially reasonable efforts to secure such consent or approval and shall cooperate fully with the Collateral Trustee in any action to secure such consent or approval. Upon the exercise by the Collateral Trustee of any power, right, privilege or remedy pursuant to this Agreement during the continuance of an Event of Default which requires any consent, approval, recording, qualification or authorization of the FCC or any other Governmental Authority, the Company will promptly prepare, execute, deliver and file, or will promptly cause the preparation, execution, delivery and filing of, all applications, certificates, instruments and other documents and papers that the Collateral Trustee or the Controlling Party may reasonably request to obtain such governmental consent, approval, recording, qualification or authorization including the assignor’s or transferor’s portion of any application or applications for consent to the assignment of license necessary or appropriate under the rules and regulations of the FCC or any other Governmental Authority for approval of any sale, transfer or assignment to the Collateral Trustee or any other Person of the Pledged Securities. Subject to the provisions of applicable law, if the Company fails or refuses to execute, or fails or refuses to cause another Person to execute, such documents, the Collateral Trustee, as attorney-in-fact for the Company appointed pursuant to Section 7.1, or the clerk of any court of competent jurisdiction, may execute and file the same on behalf of the Company. In addition to the foregoing, during the continuance of an Event of Default, the Company agrees to take, or cause to be taken, any action which the Collateral Trustee or the Controlling Party may reasonably request in order to obtain and enjoy the full rights and benefits granted to the First Priority Secured Parties or the Collateral Trustee by this Agreement and any other instruments or agreements executed pursuant hereto, including, at the Company’s cost and expense, the exercise of the Company’s commercially reasonable efforts to cooperate in obtaining FCC or other governmental approval of any action or transaction contemplated by this Agreement or any other instrument or agreement executed pursuant hereto which is then required by law. Upon the occurrence and during the continuance of an Event of Default, the Collateral Trustee or the Controlling Party may seek from the FCC an involuntary transfer of control of any such FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Upon the occurrence and during the continuance of an Event of Default, at the Collateral Trustee’s request, the Grantor shall further use their reasonable best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated hereby, including, without limitation, the preparation, execution and filing with the FCC of the assignor’s or transferor’s portion of any application for consent to the assignment of any FCC License or transfer of control necessary or appropriate under the FCC’s rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization.

SECTION 7. THE COLLATERAL TRUSTEE

7.1. Collateral Trustee’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right (but, for the avoidance of doubt, not the obligation), on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following, in each case subject to the terms of the First Priority Debt Documents:

(i) [reserved];

(ii) in the case of any Intellectual Property owned by such Grantor and constituting Collateral, execute and deliver, and record or have recorded, any and all agreements, instruments, documents and papers as the First Priority Agent may reasonably request to evidence the First Priority Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; provided, however, that if such taxes are being contested in good faith and by appropriate proceedings, the Collateral Trustee will consult with such Grantor before making any such payment;

(iv) execute, in connection with the exercise of any right or remedy provided for in Section 6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral and to give discharges and releases of all or any of the Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) subject to the relevant Grantor’s approval, settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate; (7) assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains and subject to the covenant set forth in Section 6.6(b) hereof) included in the Collateral, for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to, or consent to any use of cash collateral arising in respect of, or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Trustee reasonably deems necessary to protect, preserve or realize upon the Collateral and the First Priority Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do, subject in each case to Section 6.8.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing and the Collateral Trustee shall have given the Company prior written notice of its intent to exercise remedies under this Agreement.

(b) The reasonable and documented expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due “ABR Loans” or “base rate loans” (or similar term) (regardless of whether “ABR Loans” or “base rate loans” (or similar term) are then outstanding) under the Initial Syndicated Credit Agreement or, if the Initial Syndicated Credit Agreement is no longer in effect, any other syndicated credit agreement of the Company, from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Trustee on demand and shall constitute First Priority Secured Obligations hereunder and under the First Priority Debt Documents.

(c) Each First Priority Secured Party, by its authorization of the Collateral Trustee’s entering into this Agreement, consents to the exercise by the Collateral Trustee of any power, right or remedy provided for herein. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the termination of this Agreement.

7.2. Duty of Collateral Trustee. Neither the Collateral Trustee nor any other First Priority Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the First Priority Secured Parties hereunder are solely to protect the First Priority Secured Parties’ interests in the Collateral and shall not impose any duty upon any First Priority Secured Party to exercise any such powers. The First Priority Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted directly from their own gross negligence or willful misconduct.

7.3. Financing Statements; Intellectual Property Filings. (a) Each Grantor hereby authorizes the Collateral Trustee to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Trustee reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Trustee under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the First Priority Security Documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Collateral Trustee reasonably determines is necessary or advisable. Notwithstanding the foregoing authorizations, each Grantor agrees to prepare, record and file, at its own expense, such financing statements (and amendments or continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are reasonably requested by the First Priority Agent (or, if there is no First Priority Agent that is the agent in respect of any loan agreement, as the Company determines is necessary or desirable) to perfect and maintain perfected the Security Interest in the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Trustee.

(b) The Collateral Trustee is authorized to file with the United States Patent and Trademark Office (“USPTO”) (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in each item of Registered Intellectual Property of each Grantor included in the Collateral, and naming any Grantor or the Grantors as debtors and the Collateral Trustee as secured party and shall provide written notice to the Grantor prior to filing any such documents; provided that the failure to provide such prior notice shall not impact the effectiveness of any such filing or security interest. Notwithstanding the foregoing authorizations, each Grantor agrees to prepare, record and file, at its own expense, such filings with the USPTO with respect to the United States Intellectual Property constituting Collateral now existing or hereafter created meeting the requirements of applicable law as are reasonably requested by any First Priority Agent (or, if there is no First Priority Agent that is the agent in respect of any loan agreement, as the Company determines is necessary or desirable) to perfect and maintain perfected the Security Interest in the Collateral, and to deliver evidence of filing to the Collateral Trustee.

7.4. Authority of Collateral Trustee. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the other First Priority Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be presumed to be acting as agent for the First Priority Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5. Concerning the Collateral Trustee. The Collateral Trustee shall be afforded all of the same rights, protections, immunities and indemnities afforded to it under the Collateral Trust Agreement as if the same were specifically set forth herein, mutatis mutandis.

SECTION 8. [RESERVED]

SECTION 9. MISCELLANEOUS

9.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except (i) in accordance with Section 6.3 of the Collateral Trust Agreement, (ii) pursuant to an Assumption Agreement or (iii) with respect to the Schedules to this Agreement, such Schedules may be amended or supplemented by any Grantor at any time by delivering such amended or supplemented schedule to the Collateral Trustee.

9.2. Notices. All notices, requests and demands to or upon the Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the Collateral Trust Agreement; provided that any such notice, request or demand to or upon any Grantor (other than Parent or the Company) shall be addressed to such Grantor at its notice address set forth on Schedule 1 (as such schedule may be amended from time to time).

9.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Trustee nor any First Priority Secured Party shall by any act (except by a written instrument pursuant to Section 6.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any First Priority Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any First Priority Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Trustee or such First Priority Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4. Enforcement Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Trustee shall be entitled to indemnification and to reimbursement of its expenses incurred hereunder as provided in Section 4.5 of the Collateral Trust Agreement as if such section were set out in full herein and references to “the Company” therein were references to each Grantor, jointly and severally.

(b) Each Grantor agrees, jointly and severally, to pay, and to save the Collateral Trustee and the other First Priority Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral to the extent the Company would be required to do so pursuant to Section 9.3 of the Initial Syndicated Credit Agreement (and any corresponding provisions of the other First Priority Debt Documents).

(c) The agreements in this Section 9.4 shall survive resignation or removal of the Collateral Trustee and repayment of the First Priority Secured Obligations and all other amounts payable under the First Priority Debt Documents.

9.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Trustee and the other First Priority Secured Parties and their successors and assigns; provided that, to the extent prohibited or restricted by the terms of any First Priority Debt Document, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee.

9.6. [Reserved].

9.7. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the other First Priority Debt Documents constitute the entire contract among the parties hereto and thereto, as applicable, relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

9.8. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

9.11. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other First Priority Debt Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, the Collateral Trustee may bring an action or proceeding in other jurisdictions in respect of its rights under any First Priority Security Document governed by a law other than the laws of the State of New York or, with respect to the Collateral, in a jurisdiction where such Collateral is located.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other First Priority Debt Document in any court referred to in paragraph (a) of this Section 9.11. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement or any other First Priority Debt Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FIRST PRIORITY DEBT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.13. Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other First Priority Debt Documents to which it is a party;

(b) neither the Collateral Trustee nor any other First Priority Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other First Priority Debt Documents, and the relationship between the Grantors, on the one hand, and the Collateral Trustee and other First Priority Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other First Priority Debt Documents or otherwise exists by virtue of the transactions contemplated hereby among the First Priority Secured Parties or among the Grantors and the First Priority Secured Parties.

9.14. Additional Grantors; Releases.

(a) Each Person that is required to, or that Parent or the Company shall elect to, become a party to this Agreement pursuant to the Collateral Trust Agreement or any other First Priority Debt Document shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary (an “Additional Grantor”) of an Assumption Agreement in the form of Annex 1 hereto.

(b) The Liens on any asset constituting Collateral granted hereby securing all or any series of First Priority Secured Obligations will be released, in whole or in part, as provided in the Collateral Trust Agreement. The First Priority Secured Obligations created by this Agreement in respect of any Grantor (and all security interests granted by such Grantor hereunder) shall terminate and be released with respect to all or any series of First Priority Secured Obligations as provided in the Collateral Trust Agreement. Any representation, warranty or covenant contained in this Agreement relating to any such asset or Grantor shall no longer be deemed to be made with respect thereto once the Liens on such asset granted pursuant to this Agreement are released or this Agreement is terminated as to such Grantor.

(c) Upon Discharge of Obligations, all Liens created hereunder shall automatically terminate and be released, without the requirement for any further action by any Person and the Collateral Trustee shall, subject to the terms of the Collateral Trust Agreement (including the Collateral Trustee’s receipt of any officer’s certificate(s) or opinion(s) of counsel it may be entitled to thereunder) promptly execute any such documents as may be reasonably requested and prepared by Parent or the Company and at the Company’s expense to further document and evidence such termination and release of Liens created hereunder (including by way of assignment), and the First Priority Secured Obligations shall automatically terminate and be released, without the requirement for any further action by any Person and the Collateral Trustee shall promptly take such action and execute any such documents as may be reasonably requested by Parent or the Company and at the Company’s expense to further document and evidence such termination and release of the First Priority Secured Obligations; it being understood that the Collateral Trustee shall have no obligation to prepare any such requested documents.

9.15. Certain Specified Collateral. Notwithstanding anything to the contrary in this Collateral Agreement, the parties hereto acknowledge that, from and after the Closing Date, any Grantor or any of their Subsidiaries may, by written notice to the Collateral Trustee, elect to provide additional collateral for the benefit of the holders of any series of First Priority Secured Obligations, without providing such additional collateral for the benefit of the holders of any other series of First Priority Secured Obligations so long as such provision is not in violation of any First Priority Debt Documents (such collateral, the “Specified Collateral” and the First Priority Secured Obligations secured by such collateral, the “Specified First Priority Secured Obligations”). The security interest in any such Specified Collateral shall be held solely for the benefit of the holders of the series of First Priority Secured Obligations specified in such notice, and the rights of the holders of all First Priority Secured Obligations set forth herein shall be modified to the extent necessary so that the benefits of the security interest in such Specified Collateral are granted solely to the holders of such designated series of First Priority Secured Obligations. To the extent any Specified Collateral would otherwise have been an Excluded Asset, any reference in this Agreement to “Excluded Assets” shall be deemed to refer to such Specified Collateral only with respect to the First Priority Secured Obligations other than the applicable Specified First Priority Secured Obligations.

9.16. Successor Collateral Trustee. Upon the appointment of any successor to the Collateral Trustee pursuant to Section 8.9 of the Collateral Trust Agreement, such successor shall thereupon automatically succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Trustee under this Agreement and all references to the Collateral Trustee herein shall refer to such successor, and the retiring Collateral Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Trustee’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement.

9.17. Collateral Trust Agreement Governs. In the event of any conflict or inconsistency between the provisions of the Collateral Trust Agreement and this Agreement with respect to the Collateral and Liens securing the First Priority Secured Obligations, the provisions of the Collateral Trust Agreement shall prevail.

9.18. Electronic Execution. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, in respect of documents to be signed by entities established within the European Union, the Electronic Signature qualifies as a “qualified electronic signature” within the meaning of the Regulation (EU) n°910/2014 of the European parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transaction in the internal market as amended from time to time Each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereof; provided that nothing herein shall require the Collateral Trustee to accept Electronic Signatures in any form or format without its prior written consent.

(signature pages follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

T-MOBILE USA, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Collateral Agreement]

GUARANTORS:

T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Collateral Agreement]

IBSV LLC

LAYER3 TV, INC.

L3TV CHICAGOLAND CABLE SYSTEM, LLC

L3TV COLORADO CABLE SYSTEM, LLC

L3TV DALLAS CABLE SYSTEM, LLC

L3TV DC CABLE SYSTEM, LLC

L3TV DETROIT CABLE SYSTEM, LLC

L3TV LOS ANGELES CABLE SYSTEM, LLC

L3TV MINNEAPOLIS CABLE SYSTEM, LLC

L3TV NEW YORK CABLE SYSTEM, LLC

L3TV PHILADELPHIA CABLE SYSTEM, LLC

L3TV SAN FRANCISCO CABLE SYSTEM, LLC

L3TV SEATTLE CABLE SYSTEM, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, LLC

METROPCS NETWORKS CALIFORNIA, LLC

METROPCS NETWORKS FLORIDA, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

PUSHSPRING, INC.

T-MOBILE CENTRAL LLC

T-MOBILE FINANCIAL LLC

T-MOBILE LEASING LLC

T-MOBILE LICENSE LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PCS HOLDINGS LLC

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES CORPORATION

T-MOBILE SOUTH LLC

T-MOBILE SUBSIDIARY IV LLC

T-MOBILE WEST LLC

THEORY MOBILE, INC.

By:	/s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Authorized Person

[Signature Page to Collateral Agreement]

ALDA WIRELESS HOLDINGS, LLC

AMERICAN TELECASTING DEVELOPMENT, LLC

AMERICAN TELECASTING OF ANCHORAGE, LLC

AMERICAN TELECASTING OF COLUMBUS, LLC

AMERICAN TELECASTING OF DENVER, LLC

AMERICAN TELECASTING OF FORT MYERS, LLC

AMERICAN TELECASTING OF FT. COLLINS, LLC

AMERICAN TELECASTING OF GREEN BAY, LLC

AMERICAN TELECASTING OF LANSING, LLC

AMERICAN TELECASTING OF LINCOLN, LLC

AMERICAN TELECASTING OF LITTLE ROCK, LLC

AMERICAN TELECASTING OF LOUISVILLE, LLC

AMERICAN TELECASTING OF MEDFORD, LLC

AMERICAN TELECASTING OF MICHIANA, LLC

AMERICAN TELECASTING OF MONTEREY, LLC

AMERICAN TELECASTING OF REDDING, LLC

AMERICAN TELECASTING OF SANTA BARBARA, LLC

AMERICAN TELECASTING OF SEATTLE, LLC

AMERICAN TELECASTING OF SHERIDAN, LLC

AMERICAN TELECASTING OF YUBA CITY, LLC

APC REALTY AND EQUIPMENT COMPANY, LLC

ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC

ASSURANCE WIRELESS USA, L.P.

ATI SUB, LLC

BOOST WORLDWIDE, LLC

BROADCAST CABLE, LLC

CLEAR WIRELESS LLC

CLEARWIRE COMMUNICATIONS LLC

CLEARWIRE CORPORATION

CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC

CLEARWIRE IP HOLDINGS LLC

CLEARWIRE LEGACY LLC

CLEARWIRE SPECTRUM HOLDINGS II LLC

CLEARWIRE SPECTRUM HOLDINGS III LLC

CLEARWIRE SPECTRUM HOLDINGS LLC

CLEARWIRE XOHM LLC

FIXED WIRELESS HOLDINGS, LLC

FRESNO MMDS ASSOCIATES, LLC

INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION

KENNEWICK LICENSING, LLC

MINORCO, LLC

By:	/s/ Jud Henry
Name: Jud Henry
Title: Vice President and Treasurer

[Signature Page to Collateral Agreement]

NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.

NEXTEL OF NEW YORK, INC.

NEXTEL RETAIL STORES, LLC

NEXTEL SOUTH CORP.

NEXTEL SYSTEMS, LLC

NEXTEL WEST CORP.

NSAC, LLC

PCTV GOLD II, LLC

PCTV SUB, LLC

PEOPLE’S CHOICE TV OF HOUSTON, LLC

PEOPLE’S CHOICE TV OF ST. LOUIS, LLC

PRWIRELESS PR, LLC

SIHI NEW ZEALAND HOLDCO, INC.

SN HOLDINGS (BR I) LLC

SN UHC 1, INC.

SN UHC 3, INC.

SN UHC 4, INC.

SPEEDCHOICE OF DETROIT, LLC

SPEEDCHOICE OF PHOENIX, LLC

SPRINT (BAY AREA), LLC

SPRINT COMMUNICATIONS COMPANY L.P.

SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.

SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.

SPRINT CONNECT LLC

SPRINT CORPORATION

SPRINT CORPORATION

SPRINT EBUSINESS, INC.

SPRINT ENTERPRISE MOBILITY, LLC

SPRINT ENTERPRISE NETWORK SERVICES, INC.

SPRINT EWIRELESS, INC.

SPRINT HOLDCO, LLC

SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION

SPRINT INTERNATIONAL HOLDING, INC.

SPRINT INTERNATIONAL INCORPORATED

SPRINT INTERNATIONAL NETWORK COMPANY LLC

SPRINT PCS ASSETS, L.L.C.

SPRINT SOLUTIONS, INC.

SPRINT SPECTRUM HOLDING COMPANY, LLC

SPRINT SPECTRUM L.P.

SPRINT SPECTRUM REALTY COMPANY, LLC

SPRINT/UNITED MANAGEMENT COMPANY

By:	/s/ Jud Henry
Name: Jud Henry
Title: Vice President and Treasurer

[Signature Page to Collateral Agreement]

SPRINTCOM, INC.

SWV SIX, INC.

TDI ACQUISITION SUB, LLC

TRANSWORLD TELECOM II, LLC

US TELECOM, INC.

USST OF TEXAS, INC.

UTELCOM LLC

VIRGIN MOBILE USA – EVOLUTION, LLC

VMU GP, LLC

WBS OF AMERICA, LLC

WBS OF SACRAMENTO, LLC

WBSY LICENSING, LLC

WCOF, LLC

WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.

WIRELINE LEASING CO., INC.

By:	/s/ Jud Henry
Name: Jud Henry
Title: Vice President and Treasurer

[Signature Page to Collateral Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

By:	/s/ James Briggs
Name: James Briggs
Title: Vice President

[Signature Page to Collateral Agreement]